Exhibit 4

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D
(Rule 13d-101)

UNDER THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. 3)

BANCO FRANCÉS DEL RIO DE LA PLATA, S.A.
(Name of Issuer)

     ORDINARY SHARES
Ps.1 NOMINAL VALUE PER SHARE
(Title of Class of Securities)

05959110
(CUSIP Number)

RAFAEL ALVAREZ
Authorized Representative of Banco Bilbao Vizcaya, S.A.
Gran Via 1
48001 Bilbao, Spain
(011) 344-487-6587
(Name, Address and Telephone Number of
Person Authorized to Receive Notices
and Communications)

April 30,1997
(Date of Event which Requires Filing of this Statement)

      If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box: [ ].

      Note. Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

(Continued on following pages)

CUSIP No. 05959110*	SCHEDULE 13D	Page 2 of 4 Pages

1	NAME OF REPORTING PERSONS S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON BANCO BILBAO VIZCAYA, S.A.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☒
3	SEC USE ONLY
4	SOURCE OF FUNDS PF
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Kingdom of Spain
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 47,325,155
	8	SHARED VOTING POWER 0
	9	SOLE DISPOSITIVE POWER 47,325,155
	10	SHARED DISPOSITIVE POWER 0
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON ☐ 47,325,155
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 32.50%

14	TYPE OF REPORTING PERSON CO

*SEE INSTRUCTIONS BEFORE FILLING OUT!

*	Three ordinary shares are evidenced by one American Depository Share of Banco Francés del Rio de la Plata, S.A. The CUSIP number is for the American Depository Shares.

SEC 1746 (9-88)

     Banco Bilbao Vizcaya, S.A., a Spanish corporation ("BBV") hereby amends its Report on Schedule 13D, originally filed on October 17, 1996 (the “Schedule 13D”), and amended by Amendment No. 1 on December 23, 1996 and by Amendment No. 2 on January 24, 1997, with respect to the purchase of Ordinary Shares, Ps. 1 nominal value per share (the “Ordinary Shares”) of Banco Francés del Rio de la Plata S.A., an Argentinean corporation (the “Company”). Terms not otherwise defined herein have the meanings assigned to them in Schedule 13D.

Item 5. Interest in Securities of the Issuer.

     The response set forth in Item 5(a) of the Schedule 13D is hereby amended and supplemented by adding the following information at the end thereto:

     BBV has acquired and, for the purpose of Rule 13d-3 promulgated under the Exchange Act, will beneficially own approximately 1,207,723 Ordinary Shares, which, when added to the 46,117,432 Ordinary Shares already owned beneficially by BBV is 47,325,155, representing approximately 32.50% of the outstanding equity of the Company.

     The response set forth in Item 5(b) of the Schedule 13D is hereby amended and supplemented by adding the following information at the end thereto:

     Upon the acquisition of the 1,207,723 Ordinary Shares, BBV may be deemed pursuant to Rule 13d-3 to have the power to vote or to direct the vote, or to dispose or direct the disposition of 47,325,155 Ordinary Shares.

SIGNATURE

     After reasonable inquiry and to the best knowledge and belief of the undersigned, the undersigned certifies that the information set forth in this statement is true, complete and correct.

Date: April 30, 1997

BANCO BILBAO VIZCAYA, S.A.

By:	/s/ Rafael Alvarez

Name: Rafael Alvarez
Title: Authorized Representative
Banco Bilbao Vizcaya, S.A.

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